UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________
FORM 8-K
_________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 26, 2024
_________________________
Lamb Weston Holdings, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	1-37830	61-1797411
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

599 S. Rivershore Lane		83616
Eagle, Idaho		(Zip Code)
(Address of principal executive offices)
(208) 938-1047
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $1.00 par value	LW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2024, the Board of Directors (the “Board”) of Lamb Weston Holdings, Inc. (“Lamb Weston” or “we”) increased the size of the Board from ten to eleven members and appointed Norman Prestage to serve as a director on the Board. Mr. Prestage joins the Board to fill a vacancy that resulted from the unexpected passing of Thomas Maurer in July 2024. After Mr. Maurer’s death, the Board decreased its size from eleven to ten members to allow time for it to complete a new director search. The Board also appointed Mr. Prestage as a member of the Audit and Finance Committee. Mr. Prestage’s appointments to the Board and Audit and Finance Committee were effective September 26, 2024, following our annual meeting of stockholders held on that date.

Mr. Prestage, age 59, served as a partner of Ernst & Young, LLP, a professional services firm, until his retirement in June 2024. He joined Ernst & Young in 1987 and during his career served as the global client service partner for large global public companies in the consumer products, foodservice, retail and risk management industries. Mr. Prestage was a member of the Ernst & Young Americas Global Accounts Partner Group, and he served on the Ernst & Young Global Consumer Products Advisory Board. He also served in various Ernst & Young leadership roles including the Retail and Consumer Products Industry Leader for the Midwest, Arkansas Office Managing Partner, and Southwest Area Partner Forum. Mr. Prestage is a certified public accountant and has a Bachelor of Business Administration from the University of Notre Dame.

Mr. Prestage will receive the same compensation as Lamb Weston’s other non-employee directors, which compensation includes an annual retainer of $100,000 and an annual grant of restricted stock units with an equity grant value of $170,000. There are no transactions or relationships between Mr. Prestage and Lamb Weston that would be reportable under Item 404(a) of Regulation S-K. Mr. Prestage was not selected pursuant to any arrangement or understanding between him and any other person.

On September 26, 2024, we issued a press release announcing the appointment of Mr. Prestage to the Board. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As further described below in Item 5.07 of this Current Report on Form 8-K, on September 26, 2024, at our annual meeting of stockholders, Lamb Weston’s stockholders approved an amendment (the “Exculpation Amendment”) to our Amended and Restated Certificate of Incorporation to allow for exculpation of Lamb Weston’s officers from liability in specific circumstances. On September 26, 2024, we filed with the Secretary of State of the State of Delaware a Certificate of Amendment to our Amended and Restated Certificate of Incorporation that sets forth the Exculpation Amendment (the “Certificate of Amendment”).

A description of the Exculpation Amendment is set forth in Lamb Weston’s definitive proxy statement filed with the Securities and Exchange Commission on August 9, 2024 in the section entitled “Item 4 - Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation to Allow for Exculpation of Officers as Permitted by Delaware Law.” The foregoing description of the Exculpation Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 26, 2024, we held our annual meeting of stockholders in Eagle, Idaho. A total of 122,082,486 shares of our common stock, or approximately 84.9% of our outstanding shares of common stock, were represented in person or by proxy at the annual meeting. The final voting results for each of the matters submitted to a stockholder vote at the annual meeting are set forth below:

1.Our stockholders elected ten directors to each serve a one-year term on our Board until our 2025 annual meeting of stockholders or until his or her successor has been duly chosen and qualified, based on the following voting results:

Director	For	Against	Abstain	Broker Non-Votes
Peter J. Bensen	106,420,039	434,060	214,715	15,013,672
Charles A. Blixt	103,036,798	3,685,528	346,488	15,013,672
Robert J. Coviello	106,364,732	486,580	217,502	15,013,672
Rita Fisher	106,405,397	455,966	207,451	15,013,672
André J. Hawaux	105,738,779	1,112,304	217,731	15,013,672
W.G. Jurgensen	104,816,614	2,040,298	211,902	15,013,672
Hala G. Moddelmog	105,269,631	1,585,221	213,962	15,013,672
Robert A. Niblock	105,316,349	1,540,459	212,006	15,013,672
Maria Renna Sharpe	104,057,559	2,808,039	203,216	15,013,672
Thomas P. Werner	106,323,950	537,289	207,575	15,013,672

2.Our stockholders approved the advisory proposal for our fiscal 2024 executive compensation, based on the following voting results:

For	Against	Abstain	Broker Non-Votes
99,873,978	6,795,459	399,377	15,013,672

3.Our stockholders ratified the selection of KPMG LLP as our independent auditors for the fiscal year ending May 25, 2025, based on the following voting results:

For	Against	Abstain
121,182,684	710,986	188,816

4.Our stockholders approved an amendment to our Amended and Restated Certificate of Incorporation to allow for exculpation of officers as permitted by Delaware law, based on the following voting results:

For	Against	Abstain	Broker Non-Votes
95,481,954	11,189,592	397,268	15,013,672
Item 9.01    Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Lamb Weston Holdings, Inc.

99.1	Press Release of Lamb Weston Holdings, Inc. dated September 26, 2024

104	Cover Page Interactive Data File (cover page XBRL tags embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMB WESTON HOLDINGS, INC.

	By:	/s/ Eryk J. Spytek
Name: Eryk J. Spytek
Title: General Counsel and Chief Compliance Officer
Date: September 27, 2024